Filed Pursuant to Rule 433
                                                         File No.: 333-143623-04


November 15, 2007

UPDATE to Free Writing Prospectus dated November 2, 2007 (the "Initial FWP")

Morgan Stanley Capital I Trust 2007-IQ16, Commercial Mortgage Pass-Through Certificates, Series 2007-IQ16

STRUCTURAL UPDATE

1. Addition of the Class A-MFL and Class A-JFL Certificates and Reduction of the Certificate Balances of the Class A-M and A-J Certificates. The approximate Certificate Balance of the Class A-M Certificates will be $194,651,000 and the approximate Certificate Balance of the Class A-J Certificates will be $130,988,000. Two new Classes of Certificates will be offered as follows: (i) the Class A-MFL Certificates, with an approximate Certificate Balance of $20,000,000, which will receive payments and be allocated losses on a pari passu basis with the Class A-M Certificates, and (ii) the Class A-JFL Certificates, with an approximate Certificate Balance of $30,000,000, which will receive payments and be allocated losses on a pari passu basis with the Class A-J Certificates. It is expected that each of the Class A-MFL and Class A-JFL Certificates will be rated "AAA" by Fitch, "AAA" by S&P and "AAA" by DBRS. Additional information with respect to the Class A-MFL and Class A-JFL Certificates is set forth on Attachment A hereto.

COLLATERAL UPDATE

1. Administrative Cost Rates. The Administrative Cost Rate for Mortgage Loan No. 36 (West Lafayette Multifamily Portfolio) is 0.07082%, the Administrative Cost Rate for Mortgage Loan No. 37 (Kmart Portfolio - Ukiah Home Depot, Taft Kmart and Riverside Kmart) is 0.02082%, and the Administrative Cost Rate for Mortgage Loan No. 202 (Otay Mesa Parking Facility) is 0.07082%.

2. Large Loan Summaries. Certain tables in "Appendix IV - Significant Loan Summaries" are replaced with the tables set forth in Attachment B hereto as follows: (i) the Historical Occupancy, ADR and RevPAR table for Mortgage Loan No. 4, Hilton Daytona Beach, is replaced with Table A set forth in Attachment B hereto, (ii) the Anchor Tenant table, the Major Tenant table and the Lease Rollover Schedule for Mortgage Loan No. 7, Bangor Mall, are replaced with Tables B, C and D, respectively, set forth in Attachment B hereto, and (iii) the Historical Occupancy, ADR and RevPAR table for Mortgage Loan No. 9, Marriott Columbia, is replaced with Table B set forth in Attachment B hereto.

      The footnote (1) for the table in "Appendix IV - Significant Loan Summaries - Mortgage Loan No. 6, Wyvernwood Garden Apartments - The Property," is replaced with the following: "Percent Leased is based on the rent roll dated April 18, 2007."

3. Mortgage Loan No. 37, Kmart Portfolio (Ukiah Home Depot, Taft Kmart and Riverside Kmart).

      With respect to Mortgage Loan No. 37, Kmart Portfolio (Ukiah Home Depot, Taft Kmart and Riverside Kmart), the related subordinate note has an outstanding principal balance as of the Cut-off Date of $3,475,171.

      The description of the substitution provision of Mortgage Loan No. 37, Kmart Portfolio (Ukiah Home Depot, Taft Kmart and Riverside Kmart) is revised as follows:

      With respect to one mortgage loan, representing 0.5% of the Initial Pool Balance (which is in Loan Group 1, representing 0.6% of the Initial Loan Group 1 Balance), the respective lease with each of Kmart and Home Depot relating to each mortgaged property provides that, if (i) a casualty requires Kmart or Home Depot, as applicable, to close for more than 60 days to rebuild or a condemnation leaves the property uneconomic and permanently unsuitable, (ii) an event of default has occurred and is continuing regarding environmental matters,
(iii) after the 5th anniversary Kmart or Home Depot, as applicable, determines that the property is unsuitable, or (iv) Kmart or Home Depot, as applicable, elects to make an alteration with an estimated cost in excess of $3,000,000 and subsequently Kmart or Home Depot, as applicable, the borrower and the lender cannot reach an agreement regarding reimbursement with respect to such alteration, then Kmart or Home Depot, as applicable, may elect to either (a) substitute the leased property (subject to certain conditions, including, but not limited to, the borrower's reasonable approval, and upon receipt of a REMIC opinion as well as upon confirmation that the substitution will not result in a downgrade, withdrawal or qualification of any rating then assigned to the certificates) or (b) purchase the property.

                      ____________________________________

Morgan Stanley Capital I Inc. (the "Depositor") has filed a registration statement (including a prospectus) (SEC File no. 333-143623) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-866-718-1649.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change(due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such

Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If a material change does occur with respect to such Certificates, our contract will terminate, by its terms, without any further obligation or liability between us (an "Automatic Termination"). If an Automatic Termination does occur, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

                     ____________________________________


                             IRS CIRCULAR 230 NOTICE


THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                      ____________________________________


ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                                  ATTACHMENT A

                    Class A-MFL and Class A-JFL Certificates

General

The Morgan Stanley Capital I Trust 2007-IQ16, Commercial Mortgage Pass-Through Certificates, Series 2007-IQ16 will include two classes of certificates, the Class A-MFL Certificates and the Class A-JFL Certificates (collectively, the "Floating Rate Certificates") that each entitle its holders to payments of interest based on a floating rate. The trust fund will include two swap transactions (the "Swap Transactions"), one with respect to each class of the Floating Rate Certificates, under a swap agreement (the "Swap Agreement"). Morgan Stanley Capital Services Inc., an affiliate of the depositor, one of the sponsors and the mortgage loan sellers and one of the underwriters, will be the counterparty under the swap agreement (the "Swap Counterparty").

Each class of Floating Rate Certificates will represent interests in a separate grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-MFL regular interest or the class A-JFL regular interest (collectively, the "Floating Rate Regular Interests," and each, individually, a "Floating Rate Regular Interest") and the rights and obligations under the related swap transaction. For so long as it is in effect, a swap transaction will provide, among other things, that amounts payable as interest with respect to the related Floating Rate Regular Interest will be exchanged for amounts payable as interest under such swap transaction, with payments to be made between the swap counterparty and the trustee on behalf of the holders of the related Class of Floating Rate Certificates on a net basis.

Investing in the Floating Rate Certificates Involves Certain Risks

Defaults under Swap Agreement
May Adversely Affect Payments
On the Floating Rate Certificates......   The trust will have the benefit of two
                                          swap transactions under a swap
                                          agreement with the Swap Counterparty.
                                          Morgan Stanley, who has guaranteed the
                                          obligations of the Swap Counterparty
                                          under the swap transactions, currently
                                          has a long-term rating of "AA-" by
                                          Fitch, "AA-" by S&P and "AA(low)" by
                                          DBRS and a short-term rating of "F1+"
                                          by Fitch, "A-1+" by S&P and
                                          "R-1(middle)" by DBRS. Because each of
                                          the Class A-MFL and Class A-JFL
                                          Regular Interests accrues interest at
                                          one of a fixed rate or a rate equal
                                          to, based on or subject to the
                                          weighted average net mortgage rate, as
                                          applicable, the ability of the holders
                                          of the Class A-MFL and Class A-JFL
                                          Certificates to receive the payment of
                                          interest at the designated
                                          pass-through rate (which payment of
                                          interest may be reduced in certain
                                          circumstances as described in this
                                          free writing prospectus) will depend
                                          on payment by the Swap Counterparty
                                          pursuant to the related swap
                                          transaction. There can be no
                                          assurance, however, that the guarantor
                                          of the Swap Counterparty's obligations
                                          under the swap transactions will
                                          maintain its ratings or have
                                          sufficient assets or otherwise be able
                                          to fulfill its obligations under the
                                          swap transactions. If the Swap
                                          Counterparty guarantor's long-term
                                          rating is not at least "A" by Fitch or
                                          "A" by DBRS, or if the Swap
                                          Counterparty's guarantor's short-term
                                          rating is not at least "A-1" by S&P,
                                          or if it does not have a short-term
                                          rating by S&P, its long-term rating is
                                          not at least "A" by S&P (a "Rating
                                          Agency Trigger Event"), the Swap
                                          Counterparty will be required to post
                                          collateral, find a replacement Swap
                                          Counterparty that would not cause
                                          another Rating Agency Trigger Event or
                                          enter into any other arrangement
                                          satisfactory to Fitch, S&P and DBRS.
                                          In the event that the Swap
                                          Counterparty fails to, among other
                                          things, post acceptable collateral,
                                          find an acceptable replacement swap
                                          counterparty or enter into any other
                                          arrangement
                                          satisfactory to Fitch, S&P and DBRS
                                          after a Rating Agency Trigger Event or
                                          the Swap Counterparty fails to find an
                                          acceptable replacement swap
                                          counterparty after the Swap
                                          Counterparty guarantor's long-term
                                          rating is reduced below "BBB-" by S&P,
                                          or if it does not have a long-term
                                          rating by S&P, its short-term rating
                                          is not at least "A-3" by S&P (a "Swap
                                          Default"), then the Paying Agent will
                                          be required to take such actions
                                          (following the expiration of any
                                          applicable grace period), unless
                                          otherwise directed in writing by the
                                          holders of 100% of the related Class
                                          of Floating Rate Certificates to
                                          enforce the rights of the trust under
                                          the swap agreement as may be permitted
                                          by the terms of the swap agreement and
                                          the Pooling and Servicing Agreement
                                          and use any termination payments
                                          received from the Swap Counterparty
                                          (as described in this free writing
                                          prospectus) to enter into a
                                          replacement interest rate swap
                                          transaction on substantially identical
                                          terms. The costs and expenses incurred
                                          by the Paying Agent in connection with
                                          enforcing the rights of the trust
                                          under the swap agreement will be
                                          reimbursable to the Paying Agent out
                                          of amounts otherwise payable to the
                                          applicable Class of Floating Rate
                                          Certificates to the extent not
                                          reimbursed by the Swap Counterparty or
                                          payable out of net proceeds of the
                                          liquidation of the related swap
                                          transaction. If the costs attributable
                                          to entering into a replacement
                                          interest rate swap transaction would
                                          exceed the net proceeds of the
                                          liquidation of the swap transaction, a
                                          replacement interest rate swap
                                          transaction will not be entered into
                                          and any such proceeds will instead be
                                          distributed to the holders of the
                                          related Class of Floating Rate
                                          Certificates. Following the
                                          termination of the swap agreement (and
                                          during the period when the trust is
                                          pursuing remedies under the swap
                                          agreement), or if a Swap Default (that
                                          is a payment default by the Swap
                                          Counterparty) or other default or
                                          event of termination under the swap
                                          agreement occurs and is continuing,
                                          the Class A-MFL Interest Distribution
                                          Amount or Class A-JFL Interest
                                          Distribution Amount, as applicable,
                                          will be equal to the Distributable
                                          Certificate Interest Amount (as
                                          defined in the Initial FWP) in respect
                                          of the Class A-MFL or Class A-JFL
                                          Regular Interest, as applicable, and
                                          the Class A-MFL or Class A-JFL
                                          Certificates, as applicable, will
                                          accrue interest at the same rate, on
                                          the same basis and in the same manner
                                          as the Class A-MFL or Class A-JFL
                                          Regular Interest, as the case may be.
                                          A conversion to one of a fixed rate or
                                          a rate equal to, based on or subject
                                          to the weighted average net mortgage
                                          rate, as applicable, might result in a
                                          temporary delay of the holders of the
                                          Class A-MFL or Class A-JFL
                                          Certificates, as applicable, to
                                          receive payment of the related
                                          Distributable Certificate Interest
                                          Amount if DTC is not provided with
                                          sufficient notice of the resulting
                                          change in the payment terms of the
                                          related Class of Floating Rate
                                          Certificates.

                                          The ratings of the Class A-MFL and
                                          Class A-JFL Certificates do not
                                          represent any assessment as to whether
                                          the floating rate of interest on each
                                          such class will convert to one of a
                                          fixed rate or a rate equal to, based
                                          on or subject to the weighted average
                                          net mortgage rate, as applicable, and
                                          only represent the likelihood of the
                                          receipt of interest at a rate equal to
                                          (i) a fixed rate, (ii) a fixed rate
                                          subject to a cap equal to the weighted
                                          average net mortgage rate, (iii) a
                                          rate equal to the weighted average net
                                          mortgage rate or (iv) a rate equal to
                                          the weighted average net mortgage rate
                                          less a specified percentage (in each
                                          case, per annum, calculated on the
                                          basis of a 360-day year consisting of
                                          twelve 30-day months).

                                          In addition, if the funds allocated to
                                          payment of interest distributions on
                                          the Class A-MFL or Class A-JFL Regular
                                          Interest are insufficient to make all
                                          required interest payments thereon,
                                          the amount paid to the Swap
                                          Counterparty will be reduced and
                                          interest paid by the Swap Counterparty
                                          under the related swap transaction
                                          will be reduced, on a dollar for
                                          dollar basis, by an amount equal to
                                          the difference between the amount
                                          actually paid to the Swap Counterparty
                                          and the amount that would have been
                                          paid if the funds allocated to payment
                                          of interest distributions on the Class
                                          A-MFL or Class A-JFL Regular Interest,
                                          as applicable, had been sufficient to
                                          make all required interest payments
                                          thereon. As a result, the holders of
                                          the Class A-MFL and Class A-JFL
                                          Certificates may experience an
                                          interest shortfall.

Sensitivity to LIBOR and Yield
Considerations.........................   The yield to investors in the Class
                                          A-MFL and Class A-JFL Certificates
                                          will be highly sensitive to changes in
                                          the level of one-month LIBOR.
                                          Investors in the Class A-MFL and Class
                                          A-JFL Certificates should consider the
                                          risk that lower than anticipated
                                          levels of one-month LIBOR could result
                                          in actual yields that are lower than
                                          anticipated yields on the Class A-MFL
                                          and Class A-JFL Certificates.

                                          In addition, because interest payments
                                          on the Class A-MFL and Class A-JFL
                                          Certificates may be reduced or the
                                          pass through rate may convert to one
                                          of a fixed rate or a rate equal to,
                                          based on or subject to the weighted
                                          average net mortgage rate, as
                                          applicable, in connection with certain
                                          events discussed in this free writing
                                          prospectus, the yield to investors in
                                          the Class A-MFL and Class A-JFL
                                          Certificates under such circumstances
                                          may not be as high as that offered by
                                          other LIBOR based investments that are
                                          not subject to such interest rate
                                          restrictions.

                                          In general, the earlier a change in
                                          the level of one-month LIBOR, the
                                          greater the effect on the yield to
                                          maturity to an investor in the Class
                                          A-MFL and Class A-JFL Certificates. As
                                          a result, the effect on such
                                          investor's yield to maturity of a
                                          level of one-month LIBOR that is
                                          higher (or lower) than the rate
                                          anticipated by such investor during
                                          the period immediately following the
                                          issuance of the Class A-MFL and Class
                                          A-JFL Certificates is not likely to be
                                          offset by a subsequent like reduction
                                          (or increase) in the level of
                                          one-month LIBOR.

                                          The failure by the Swap Counterparty
                                          in its obligation to make payments
                                          under the related swap transaction,
                                          the conversion to one of a fixed rate
                                          or a rate equal to, based on or
                                          subject to the weighted average net
                                          mortgage rate, as applicable, that is
                                          below the rate that would otherwise be
                                          payable at the floating rate and/or
                                          the reduction of interest payments
                                          resulting from payment of interest to
                                          the Class A-MFL or Class A-JFL Regular
                                          Interest based on a pass through rate
                                          below the related pass-through rate
                                          set forth in the fifth preceding
                                          paragraph would have a negative
                                          impact. There can be no assurance that
                                          a default by the Swap Counterparty
                                          and/or the conversion of the pass
                                          through rate from a rate based on
                                          LIBOR to one of a fixed rate or a rate
                                          equal to, based on or subject to the
                                          weighted average net mortgage rate, as
                                          applicable, would not adversely affect
                                          the amount and timing of distributions
                                          to the holders of the Class A-MFL or
                                          Class A-JFL Certificates, as
                                          applicable.

The Swap Counterparty

Morgan Stanley Capital Services Inc., a Delaware corporation, will be the swap counterparty. The obligations of Morgan Stanley Capital Services Inc. under each of the swap transactions will be guaranteed by Morgan Stanley. Morgan Stanley Capital Services Inc. is an affiliate of the depositor, of Morgan Stanley Mortgage Capital Holdings LLC, a sponsor of the transaction and a mortgage loan seller, and of Morgan Stanley & Co. Incorporated, one of the underwriters.

The Swap Transactions

Each swap transaction will provide that, subject to any adjustments for Net Aggregate Prepayment Interest Shortfalls or for other losses on the mortgage loans that reduce interest available for payments to the Swap Counterparty, in each case as described below, on the business day prior to each Distribution Date, commencing in December 2007, the paying agent will pay (or will instruct the master servicer to pay) an amount (the "Fixed Interest Distribution") to the Swap Counterparty at a rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage (in each case, per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months) multiplied by a notional amount equal to the outstanding principal balance of the Class A-MFL and Class A-JFL Regular Interest, with respect to the Class A-MFL or Class A-JFL Certificates, respectively (each, a "Floating Rate Certificate Notional Amount") calculated on a 30/360 basis, and the Swap Counterparty will pay an amount equal to the related Floating Rate Certificate Notional Amount multiplied by the Pass-Through Rate of the related Class of Floating Rate Certificates to the paying agent for the benefit of the holders of each such Class of Floating Rate Certificates. The Pass-Through Rate for each of the Class A-MFL and Class A-JFL Certificates is one-month LIBOR (or, in the case of the initial Interest Accrual Period, an interpolated rate based on two-week and one-month LIBOR) plus a specified percentage, based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. Required payments under the Swap Transactions with respect to each Distribution Date will be made by the Swap Counterparty or the paying agent on a net basis. The Swap Counterparty will also make payments to the trust with respect to the Swap Transactions on the Closing Date.

If the debt ratings of the Swap Counterparty's Credit Support Provider fall below the levels specified for each Rating Agency as set forth in a Swap Transaction (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty or credit support provider that would not cause a Rating Agency Trigger Event to occur or enter into another arrangement satisfactory to each Rating Agency. If the Swap Counterparty fails to take such action, the paying agent, unless otherwise directed in writing by the holders of 100% of the related Class of Floating Rate Certificates (and only to the extent that, and only for so long as, doing so does not lead the paying agent to incur expenses in excess of the amounts available to it from such holders for reimbursement) will be required to enforce the rights of the trust under the Swap Agreement as may be permitted by the terms of the Swap Agreement and the Pooling and Servicing Agreement and use any termination payments received from the Swap Counterparty to enter into a replacement interest rate swap transaction on substantially identical terms. The costs and expenses incurred by the paying agent in connection with enforcing the rights of the trust under the Swap Agreement will be reimbursable to the paying agent solely out of amounts in the related Floating Rate Account that are otherwise payable to the related Class of Floating Rate Certificates to the extent not reimbursed by the Swap Counterparty; provided that either without the consent of 100% of the holders of the related Class of Floating Rate Certificates or the written confirmation of each Rating Agency then rating such Class of Floating Rate Certificates that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such Class of Floating Rate Certificates, the paying agent will not be permitted to incur such costs and expenses in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement interest rate swap transaction. If the costs attributable to entering into a replacement interest rate swap transaction would exceed the net proceeds of the liquidation of a Swap Transaction, the paying agent will not be permitted to enter into a replacement interest rate swap transaction and any such proceeds will instead be distributed to the holders of the related Class of Floating Rate Certificates. Following the termination of the Swap Agreement (and during the period when the paying agent is pursuing remedies under the Swap Agreement) or if a Swap Default (that is a payment default by the Swap Counterparty) or other default or event of termination under the Swap Agreement occurs and is continuing, until such default is cured or the Swap Agreement is replaced, the Distributable Certificate Interest Amount with respect to the related Class of Floating

Rate Certificates will be equal to the Distributable Certificate Interest Amount for the related Class of Floating Rate Regular Interest and the related Class of Floating Rate Certificates will accrue interest at the same rate, on the same basis and in the same manner as the related Class of Floating Rate Regular Interest. Any conversion of the related Class of Floating Rate Certificates to a fixed interest rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap transaction and the distribution of any termination payments to the holders of such Class of Floating Rate Certificates. A Swap Default or termination of the Swap Agreement and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and Servicing Agreement. A conversion to a fixed interest rate might result in a temporary delay to the holders of the related Class of Floating Rate Certificates in receiving payment of the related Distributable Certificate Interest Amount on such Class of Floating Rate Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of such Class of Floating Rate Certificates.

"Swap Default" means any failure on the part of the Swap Counterparty to (i) make a required payment under a Swap Transaction, (ii) post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each Rating Agency after a Rating Agency Trigger Event as required by a Swap Transaction, or (iii) find an acceptable replacement swap counterparty after the Swap Counterparty guarantor's long-term rating is reduced below "BBB-" by S&P, or if it does not have a long-term rating by S&P, its short-term rating is not at least "A-3" by S&P.

"Class A-MFL Interest Distribution Amount" means with respect to any Distribution Date, the sum of (i) for so long as the Swap Transaction is in effect and there exists no continuing payment default under the applicable Swap Transaction, the aggregate amount of interest received by the Paying Agent from the Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the terms of the applicable Swap Transaction during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-MFL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Transaction or upon the termination or expiration of the applicable Swap Transaction). If the Swap Counterparty defaults on its obligation to pay such interest to the Paying Agent, or if a Swap Default (that is a payment default by the Swap Counterparty) occurs and is continuing, the Class A-MFL Interest Distribution Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-MFL Regular Interest.

"Class A-JFL Interest Distribution Amount" means with respect to any Distribution Date, the sum of (i) for so long as the applicable Swap Transaction is in effect and there exists no continuing payment default under the applicable Swap Transaction, the aggregate amount of interest received by the Paying Agent from the Swap Counterparty in respect of the Class A-JFL Regular Interest pursuant to the terms of the applicable Swap Transaction during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-JFL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Transaction or upon the termination or expiration of the applicable Swap Transaction). If the Swap Counterparty defaults on its obligation to pay such interest to the Paying Agent, or if a Swap Default (that is a payment default by the Swap Counterparty) occurs and is continuing, the Class A-JFL Interest Distribution Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-JFL Regular Interest.

The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the related Fixed Interest Distribution in respect of the related Class of Floating Rate Regular Interest unless and until the related interest payment on such Class of Floating Rate Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the related Swap Transaction and the paying agent may pay the net swap payment from amounts received on the related Class of Floating Rate Certificates.

In addition, if the funds allocated to the payment of the related Fixed Interest Distribution of a Class of Floating Rate Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-MFL Interest Distribution Amount or the Class A-JFL Interest Distribution Amount, as applicable, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on the related Class of Floating Rate Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to a Class of Floating Rate

Regular Interest or a reduction in the interest available to be distributed to a Class of Floating Rate Regular Interest for any other reason will result in a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the related Class of Floating Rate Certificates.

In addition to certain customary events of default and termination events contained in the Swap Agreement, the Swap Counterparty will have the right to terminate the Swap Agreement if the trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is amended or the holders of the related Class of Floating Rate Certificates or Floating Rate Regular Interest waive compliance with any provisions of the Pooling and Servicing Agreement without the consent of the Swap Counterparty if such amendment or waiver would have an adverse effect on the Swap Counterparty.

Upon the request of the Depositor, the Swap Counterparty may, at its option, but is not required to, (i) provide any financial information required by Regulation AB with respect to the Swap Counterparty or any guarantor of the Swap Counterparty if providing the financial information of a guarantor is permitted under Regulation AB or (ii) assign the interest rate swap agreement at its own cost to another entity that has agreed to take the actions described in clause
(i) of this sentence with respect to itself (and which has the required swap counterparty rating and to which the assignment would satisfy the Rating Agency requirements).

The "significance percentage" with respect to the Swap Agreement is less than 10%. "Significance percentage" means the percentage that the amount of the "significance estimate" (as described below) represents of the initial aggregate Certificate Balance of the Class A-MFL and Class A-JFL Certificates. The "significance estimate" has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the Swap Counterparty's internal risk management process in respect of similar interest rate swap agreements.

The Swap Counterparty will be required to pay termination amounts, if any are payable pursuant to the Swap Agreement, to the trust if an Event of Default or an Early Termination Date (each as defined in the Swap Agreement) occurs under the Swap Agreement and the Swap Counterparty is the sole Defaulting Party or the sole Affected Party (each as defined in the Swap Agreement). No other termination amounts will be payable by any party under the Swap Agreement.

All Prepayment Premiums or Yield Maintenance Charges allocated to a Floating Rate Regular Interest will be paid to the Swap Counterparty unless the related Swap Transaction and any replacement swap transaction is terminated, in which case, those amounts will be distributed to the related Class of Floating Rate Certificates.

                                  ATTACHMENT B

Table A - Mortgage Loan No. 4, Hilton Daytona Beach

------------------------------------------------------------------------------------------------------
                        SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR

                   Competitive Set(1)            Hilton Daytona Beach         Penetration Factor
------------ -------------------------------- ----------------------------- --------------------------
    Year      Occupancy      ADR     RevPAR   Occupancy    ADR     RevPAR   Occupancy ADR     RevPAR
------------------------------------------------------------------------------------------------------
TTM 07/2005     78.7%     $111.91    $88.07    45.7%     $138.82   $63.37    58.1%   124.0%    72.0%
------------------------------------------------------------------------------------------------------
TTM 07/2006     62.2%     $134.72    $83.85    51.6%     $142.79   $73.63    83.0%   106.0%    87.8%
------------------------------------------------------------------------------------------------------
TTM 07/2007     61.8%     $143.99    $88.92    64.4%     $142.36   $91.74   104.2%    98.9%   103.2%
------------------------------------------------------------------------------------------------------


Table B - Mortgage Loan No. 7, Bangor Mall

------------------------------------------------------------------------------------------------------------------------------------
                                                          Credit Rating of                                      Operating    YE 2006
                                                           Parent Company              % of Total  Collateral    Covenant     Sales
     Anchor                       Parent Company       (Fitch/Moody's/S&P)(1)    GLA       GLA      Interest    Expiration     PSF
------------------------------------------------------------------------------------------------------------------------------------
Macy's(2)                    Macy's, Inc.                  BBB/Baa2/BBB        118,825     NAP         No       11/30/2077     NAP
------------------------------------------------------------------------------------------------------------------------------------
Sears                        Sears Holding Corporation      BB/Ba1/BB+         105,817     20%        Yes       10/31/2013    $224
------------------------------------------------------------------------------------------------------------------------------------
JCPenney                     J.C. Penney Company, Inc.     BBB/Baa3/BBB-        95,082     18%        Yes       02/28/2009    $165
------------------------------------------------------------------------------------------------------------------------------------
Dick's Clothing & Sport(2)   Dick's Sporting Goods, Inc.     --/--/--           68,052     13%        Yes       01/31/2020     NAP
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                          387,776
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)   Macy's and Dick's Clothing & Sport do not report sales.

Table C - Mortgage Loan No. 7, Bangor Mall

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           % of Total       Annualized
                            Credit Rating                                Annualized        Annualized      Underwritten
                               (Fitch/        Tenant     % of Total     Underwritten      Underwritten       Base Rent       Lease
         Tenant Name       Moody's/S&P)(1)    NRSF(2)        GLA       Base Rent ($)(2)     Base Rent      ($ Per NRSF)   Expiration
------------------------------------------------------------------------------------------------------------------------------------
Dick's Clothing & Sport       --/--/--         68,052        13%           $672,000            10%            $9.87       01/31/2020
------------------------------------------------------------------------------------------------------------------------------------
JCPenney                    BBB/Baa3/BBB-      95,082        18%           $347,456             5%            $3.65       02/28/2009
------------------------------------------------------------------------------------------------------------------------------------
The Gap/Gap Kids             BB+/Ba1/BB+       11,094         2%           $270,183             4%           $24.35       01/31/2012
------------------------------------------------------------------------------------------------------------------------------------
Sears                        BB/Ba1/BB+       105,817        20%           $264,543             4%            $2.50       10/31/2013
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average                        280,045        52%         $1,554,182            23%            $5.55
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                  Various        230,637        43%         $5,325,164            77%           $23.09        Various
------------------------------------------------------------------------------------------------------------------------------------
Vacant Space                     NAP           25,617         5%                 $0             0%            $0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average                        536,299       100%         $6,879,347           100%           $13.47
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2) Figures reflect the inclusion of 4,067 square foot tenant whose lease began in October 2007.

Table D - Mortgage Loan No. 7, Bangor Mall

------------------------------------------------------------------------------------------------------------------------------------

                                                     Lease Rollover Schedule(1)

------------------------------------------------------------------------------------------------------------------------------------
                                                            % of Total                         % of Total Base     Cumulative % of
                    # of Leases     Average Base Rent       Square Feet   Cumulative % of      Rental Revenues    Total Base Rental
     Year             Rolling         per SF Rolling          Rolling        SF Rolling            Rolling        Revenues Rolling
------------------------------------------------------------------------------------------------------------------------------------
    Vacant                 9                $0.00                 5%                5%                 0%                  0%
------------------------------------------------------------------------------------------------------------------------------------
      MTM                  3               $16.51                 1%                6%                 1%                  1%
------------------------------------------------------------------------------------------------------------------------------------
     2007                  0                $0.00                 0%                6%                 0%                  1%
------------------------------------------------------------------------------------------------------------------------------------
     2008                 12               $34.92                 3%                9%                 8%                  9%
------------------------------------------------------------------------------------------------------------------------------------
     2009                  9                $6.49                31%               39%                15%                 24%
------------------------------------------------------------------------------------------------------------------------------------
     2010                  5               $40.02                 1%               40%                 3%                 27%
------------------------------------------------------------------------------------------------------------------------------------
     2011                  5               $27.20                 2%               43%                 5%                 32%
------------------------------------------------------------------------------------------------------------------------------------
     2012                  8               $21.35                 7%               49%                11%                 44%
------------------------------------------------------------------------------------------------------------------------------------
     2013                 10                $7.84                24%               73%                15%                 59%
------------------------------------------------------------------------------------------------------------------------------------
     2014                  3               $46.56                 1%               75%                 4%                 63%
------------------------------------------------------------------------------------------------------------------------------------
     2015                  3               $19.50                 2%               76%                 3%                 65%
------------------------------------------------------------------------------------------------------------------------------------
     2016                  7               $33.38                 3%               79%                 8%                 73%
------------------------------------------------------------------------------------------------------------------------------------
 2017 & Beyond            13               $16.58                21%              100%                27%                100%
------------------------------------------------------------------------------------------------------------------------------------

(1) Figures reflect the inclusion of 4,067 square foot tenant whose lease began in October 2007.

Table E - Mortgage Loan No. 9, Marriott Columbia

------------------------------------------------------------------------------------------------------
                          SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR

------------------------------------------------------------------------------------------------------
                   Competitive Set (1)             Marriott Columbia           Penetration Factor

------------------------------------------------------------------------------------------------------
    Year      Occupancy      ADR     RevPAR   Occupancy    ADR     RevPAR   Occupancy ADR     RevPAR
------------------------------------------------------------------------------------------------------
TTM 07/2005    64.3%       $93.70    $60.24    57.8%      $95.53   $55.23    89.9%   102.0%    91.7%
------------------------------------------------------------------------------------------------------
TTM 07/2006    61.3%       $98.44    $60.32    70.3%     $120.95   $84.99   114.7%   122.9%   140.9%
------------------------------------------------------------------------------------------------------
TTM 07/2007    60.1%      $107.80    $64.81    71.5%     $129.70   $92.71   119.0%   120.3%   143.0%
------------------------------------------------------------------------------------------------------